UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 27, 2020

ZOOMPASS HOLDINGS, INC.

(Exact Name of Registrant as Specified in Charter)

Nevada	333-203997	30-0796392
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2455 Cawthra Rd, Unit 75 Mississauga, ON L5A3P1, CANADA
(Address of Principal Executive Offices) (Zip Code)

647-406-1199
(Registrant's telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Financial Statements and Exhibits.

Zoompass Holdings, Inc. (the “Company”) previously disclosed in its filings made under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including most recently in its Quarterly Report on Form 10-Q for the period ended March 31, 2020, certain legal proceedings under Section 3 thereof.

Summary of Prior Disclosure of Legal Proceedings

During the year ended December 31, 2017, the Company learned that two derivative complaints (the “Derivative Complaints”) on behalf of the Company have been filed against the Company’s Directors and Chief Executive Officer, President, Corporate Secretary, and Chief Financial Officer, and nominally against the Company, in Nevada state and federal court. The state court action subsequently was removed to federal court. A third derivative action, which was filed March 23, 2018, against the Company’s Directors and Chief Executive Officer, President, and Corporate Secretary, and nominally against the Company, in Nevada state court, which was also subsequently removed to federal court. The Derivative Complaints allege, inter alia, that the Company’s officers and directors directed the Company to undertake an unlawful scheme to promote its stock. The Company analyzed them and, based on its analysis, concluded that the Derivative Complaints were legally deficient and otherwise without merit.

During the year ended December 31, 2017, the Company learned that a class action complaint, Patel v. Zoompass, Inc., No. 17-3831-JLL (D.N.J.) (the “Class Action Complaint”) had been filed against the Company, its Chief Executive Officer and its Chief Financial Officer in the United States District Court for the District of New Jersey. The Class Action Complaint alleged, inter alia, that defendants violated the federal securities laws by, among other things, failing to disclose that the Company was engaged in an unlawful scheme to promote its stock. The Company analyzed the Class Action Complaint and, based on that analysis, concluded that it was legally deficient and otherwise without merit.

On August 8, 2018, the United States District Court for the District of New Jersey dismissed the Class Action Complaint without prejudice. Additionally, subsequent to the year end on August 21, 2018, the Company was served with the Second Amended Complaint in the District of New Jersey. The Company filed a motion to dismiss the Second Amended Complaint on September 18, 2018. On January 23, 2019, the United States District Court for the District of New Jersey dismissed the Second Amended Complaint with prejudice. Plaintiff filed a motion for reconsideration of the dismissal order on February 7, 2019. On May 14, 2019, the Plaintiff’s motion to reconsider was denied. On June 10, 2019, the plaintiff filed a notice of appeal of the dismissal to the United States Court of Appeal for the Third Circuit (No. 19-2343).

Dismissal of All Actions

As of May 27, 2020, both the Derivative Complaints and the Class Action Complaints, including applicable appeals, have been settled or dismissed by the parties and the applicable courts. There are no other legal proceedings involving the Company as of the date hereof.

ZOOMPASS HOLDINGS, INC.
June 18, 2020	By: /s/ Manny Bettencourt Manny Bettencourt Chief Executive Officer